                                                                  Exhibit 1.1
                                                        Brobeck Hale and Dorr
                                                        Draft of June 2, 1998


                            4FRONT TECHNOLOGIES, INC.

                               3,200,000 Shares (1)




(1) Plus an option to purchase from the Company up to 480,000 additional shares to cover over-allotments.

                                   Common Stock


                              UNDERWRITING AGREEMENT
                                  (U.S. Version)

                                                   _____ __, 1998


HAMBRECHT & QUIST LLC
First Albany Corporation
Wheat First Securities, Inc.
Kaufman Bros., L.P.
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

     4Front Technologies, Inc., a Delaware corporation (herein called the Company), proposes to offer and sell 2,747,192 shares of its authorized but unissued Common Stock, par value $.001 per share (herein called the Common Stock), and the shareholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of 452,808 shares of Common Stock (said 3,200,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the U.S. Underwriters (as hereinafter defined) an option to purchase up to 480,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several U.S. underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the U.S. Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other U.S. Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     It is understood by all the parties that the Company and the Selling Securityholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale of 800,000 shares of Common Stock in an offering to be conducted outside the United States and Canada on EASDAQ (the "International Offering), through arrangements with certain underwriters outside the United States and Canada, Hambrecht & Quist Euromarkets and Panmure Gordon & Co. Limited (the "International Managers") providing for the sale of 686,800 shares of Common Stock by the Company and 113,200 shares of Common Stock by the Selling Securityholders and an overallotment option from the Company. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby made expressly conditional on one another.

     The U.S. Underwriters hereunder and the International Managers are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement Between Syndicates"), which provides, among other things, that Hambrecht & Quist LLC shall act as the global coordinator for the offering of the Common Stock and for the transfer of Common Stock between the two syndicates.

     The prospectuses for the U.S. Offering and for the International Offering are identical, except that the prospectus for the International Offering includes an Exhibit A incorporating certain additional information required by EASDAQ.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-(), including the related preliminary prospectus, for the registration of the Stock under the Securities Act of 1933, as amended (herein called the Securities Act). Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission, have been delivered to you.

The term Registration Statement as used in this Agreement shall mean such registration statement, including all exhibits filed therewith or incorporated by reference therein, all financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term U.S. Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary U.S. Prospectus as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. Representations and Warranties of the Company and the Significant Selling Securityholders.

          (a) The Company and Mark Ellis, Kenneth Newell, Craig Kleinman, Terence Burt, Stephen McDonnell and Arthur Keith Ross (the "Significant Selling Shareholders") hereby represent and warrant as follows:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified to conduct business and (to the extent such concept has meaning in such jurisdiction) in good standing in all U.S. jurisdictions or foreign countries in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, herein called a "Material Adverse Affect").

               (ii) Each of the subsidiaries of the Company as listed in Annex A hereto (individually a "Subsidiary", and collectively the "Subsidiaries"), has been duly organized and is an existing corporation in good standing (to the extent such term has meaning in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such term has meaning in the relevant jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding share capital of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and not subject to any call for the payment of further capital; and, except as otherwise indicated on such Annex A, the entire share capital of each Subsidiary is owned by the Company, directly or through Subsidiaries, free from liens, encumbrances and defects.

              (iii) The Company and the Subsidiaries have filed all material income tax returns which have been required to be filed under the laws of the jurisdiction of their organization and any other country or political subdivision thereof having taxing jurisdiction over the Company and the Subsidiaries or any of their properties, or have received an extension of the filing date thereof, and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities of the Company and the Subsidiaries have been adequately provided for in the financial statements of the Company.

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

               (v) No order preventing or suspending the use of any Preliminary U.S. Prospectus has been issued by the Commission, and each Preliminary U.S. Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.

              (vi) The Registration Statement and the U.S. Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the U.S. Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the U.S. Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the International Prospectus (as defined below) conforms in all material respects to the requirements of the Belgian Royal Decree No. 185 of 9 July 1935 on the Banking and Finance Commission, the Belgian Royal Decree of
          31 October 1991 on the Prospectus to be published for Public Issues of Securities and the EASDAQ Rule Book (collectively, the "EASDAQ Rules"); provided, however, that none of the representations and warranties in this subparagraph (vi) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the U.S. Underwriters for use in the Registration Statement or the Prospectus.

              (vii) Each of (A) the Preliminary U.S. Prospectus and (B) the preliminary international prospectus (the "Preliminary International Prospectus" and, together with the Preliminary U.S. Prospectus, the "Preliminary Prospectus") at the respective dates thereof, did not and will not, and each of (A) the U.S. Prospectus and (B) the final international prospectus (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectus") at the respective dates thereof, does or did or will not, and any further amendment or supplement thereto, as of the date of any such amendment or supplement, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an U.S. Underwriter through Hambrecht & Quist LLC expressly for use therein or by a Selling Securityholder expressly for use therein; references herein to prospectus, Preliminary Prospectus or Prospectus shall mean each and every relevant prospectus, unless the context otherwise requires.

             (viii) The Stock is duly and validly authorized; the shares of the Stock to be sold by the Company will be, when issued and sold to the U.S. Underwriters as provided herein, duly and validly issued, fully paid and nonassessable; and the Stock conforms to the description thereof in the Prospectus. No approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein, except such as has been obtained.

              (ix) Prior to the Closing Date the Stock to be issued and sold by the Company and the Stock to be sold by the Selling
          Securityholders will be authorized for listing by EASDAQ and by the Nasdaq National Market, upon official notice of issuance.

               (x) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any U.S. Underwriter for a brokerage commission, finder's fee or other like payment.

              (xi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

              (xii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Stock by the Company, except such as have been obtained and made under the Act, the Exchange Act, the EASDAQ Rules and such as have been obtained and made under the securities laws of any state of the United States or any other jurisdiction.

             (xiii) The execution, delivery and performance of this Agreement and the issuance and sale of the Stock will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, having jurisdiction over the Company or any Subsidiary or any of their respective properties, or (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject, or
          (iii) the charter or by-laws of the Company or any such Subsidiary, other than (with respect to clauses (i), (ii) and (iii) above) breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Stock being issued by the Company, as contemplated by this Agreement.

              (xiv) This Agreement has been duly authorized, executed and delivered by the Company.

               (xv) Except as disclosed in the Prospectus, the Company and the Subsidiaries have good and marketable title to all properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

              (xvi) The Company and the Subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries would have a Material Adverse Effect.

             (xvii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

            (xviii)   Except as disclosed in the Prospectus, including under the section "Risk Factors - Intellectual Property", the Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information, licenses, software code, audiovisual works, formats, algorithms, underlying data and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

              (xix) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary, or any of their respective properties that, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Stock; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

               (xx) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; and such financial statements (except as otherwise expressly indicated) have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

              (xxi) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

             (xxii) The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the United States Investment Company Act of 1940.

            (xxiii)   All material transactions during the Company's current or
          last three fiscal years between the Company (including its Subsidiaries) and any Selling Shareholder or any officer, director or 10% securityholder of the Company have been accurately disclosed in the Prospectus, in each case to the extent required by the Act.

             (xxiv) Neither the Company nor, to the Company's knowledge, any of its officers or directors or any of the Selling Securityholders, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

              (xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets.

             (xxvi) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

            (xxvii) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers or directors or any of the Selling Securityholders, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Representatives.

         (b) Each of the Selling Securityholders hereby severally, and not jointly, represents and warrants as follows:

                (i) Such Selling Securityholder has (or will have upon exercise of currently exercisable options or warrants) good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of the Company, as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several U.S. Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

               (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian (or, if such Selling Securityholder is selling shares that are the subject of options or warrants, such Selling Securityholder has placed in custody duly executed and irrevocable option exercise instructions, which provide for delivery of the shares to be purchased thereunder to the Underwriters pursuant to this Agreement); such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder (or to be issued in accordance with the option or warrant exercise instructions so held in custody) are subject to the interests of the several U.S. Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

              (iii) Such Selling Securityholder has duly authorized (if not an individual), executed and delivered this Agreement, the Custody Agreement (as hereinafter defined), and the Power of Attorney (as hereinafter defined). Such Selling Securityholder has full right, power and authority to execute and deliver this Agreement, the power of Attorney and the Custody Agreement and to perform his or its obligations under such documents. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Securityholder of the transaction herein and therein contemplated and the fulfillment by such Selling Securityholder of the terms hereof and thereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other government body (except as may be required under the Act, the Exchange Act, state securities laws or Blue Sky laws of any other jurisdiction) and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling

          Securityholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Securityholder is a party, or of any order, rule or regulation applicable to such Selling Securityholder of any court or of any regulatory body or administrative agency or other government body having jurisdiction.

               (iv) In connection with the distribution of the shares of the Stock in the Offering, such Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock and, other than as permitted by the Act, such Selling Securityholder will not distribute any prospectus or other offering material in connection with the offering of the Stock. The Representatives shall notify the Selling Securityholder promptly in writing following the completion of the distribution of the Offering that such distribution has been completed.

                (v) Without having undertaken to determine independently the accuracy or completeness of the representations and warranties of the Company contained herein, such Selling Securityholder has no reason to believe that the representations and warranties of the Company contained in Section 2(a) are not true and correct.

               (vi) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that: (A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, (B) on the Effective Date, the Prospectus contained and, on the Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.   Purchase of the Stock by the U.S. Underwriters.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,747,192 shares of the Underwritten Stock to the several U.S. Underwriters, each Selling Securityholder agrees to sell to the several U.S. Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Securityholder, and each of the U.S. Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several U.S. Underwriters shall be $___ per share. The obligation of each U.S. Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such U.S. Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all U.S. Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each U.S. Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each U.S. Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

          (b) If for any reason one or more of the U.S. Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such U.S. Underwriter or U.S. Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting U.S. Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other U.S. Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing U.S. Underwriter or U.S. Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting U.S. Underwriter or U.S. Underwriters agreed to purchase. If the non-defaulting U.S. Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting U.S. Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting U.S. Underwriter or U.S. Underwriters agreed to purchase; provided, however, that the non-defaulting U.S. Underwriters shall not be obligated to purchase the shares and portion which the defaulting U.S. Underwriter or U.S. Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all U.S. Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting U.S. Underwriter or U.S. Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24hour period above referred to, to make arrangements with other U.S. Underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting U.S. Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24hour periods stated above for the purchase of all the shares of the Stock which the defaulting U.S. Underwriter or U.S. Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting U.S. Underwriter and without any liability on the part of any non-defaulting U.S. Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

          (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 480,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the U.S. Underwriters shall pay for the Underwritten Stock.
     Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the U.S. Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several U.S. Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.   Offering by U.S. Underwriters.

          (a) The terms of the initial public offering by the U.S. Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The U.S. Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

          (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the U.S. Underwriters) constitutes the only information furnished by the U.S. Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective U.S. Underwriters represent and warrant to the Company that the statements made therein are correct.



     5.   Delivery of and Payment for the Stock.

          (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Brobeck Hale and Dorr International, London, at 11:00 a.m. London time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

          (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Brobeck Hale and Dorr International, London, at 11:00 a.m. London time, on the third business day after the exercise of such option.

          (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case in U.S. dollars by one or
     more certified or official bank check or checks in same day funds.   Such
     payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several U.S. Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the U.S. Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 34 Exchange Place, Harborside Financial Plaza 2, Jersey City, NJ 07311, on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

          It is understood that you, individually and not on behalf of the U.S. Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any U.S. Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such U.S. Underwriter. Any such payment by you shall not relieve such U.S. Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Securityholders. Each of the Company and the Selling Securityholders respectively covenants and agrees as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and file the International Prospectus with the Belgian Banking and Finance Commission (the "Belgian Commission") for approval not later than the filing of the U.S. Prospectus as aforesaid, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission with respect to the U.S. Prospectus or with the EASDAQ Rules with respect to the International Prospectus.

          (b) The Company will promptly notify each U.S. Underwriter in the event of (i) the request by the Commission or the Belgian Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the suspension of approval of the International Prospectus by the Belgian Commission, (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (vi) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the U.S. Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each U.S. Underwriter, (ii) as promptly as possible deliver to you and send to the several U.S. Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and
     (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an U.S. Underwriter or dealer, likewise send to the U.S. Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission and, to the extent required with the Belgian Commission, as you may reasonably request for the purposes contemplated by the Securities Act and the EASDAQ Rules.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by an U.S. Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the U.S. Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission and, to the extent required, the Belgian Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the U.S. Underwriters and during such period, the U.S. Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the U.S. Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission and, to the extent required, with the Belgian Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the U.S. Underwriters and all dealers to whom any of the Stock may be sold by the several U.S. Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission or the Belgian Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an U.S. Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each U.S. Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission and the Belgian Commission or EASDAQ.

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) The Company agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission, the National Association of Securities Dealers, Inc. ("NASD"), and the Belgian Commission of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the listing application fees of `the Nasdaq National Market and EASDAQ, (iii) the furnishing to the U.S. Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iv) the printing of this Agreement and related documents delivered to the U.S. Underwriters, (v) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (vi) the furnishing to you and the U.S. Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vii) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the U.S. Underwriters of the shares of the Stock being sold by the Selling Securityholders.

          (j) The Company agrees to reimburse you, for the account of the several U.S. Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the U.S. Underwriters) paid by or for the account of the U.S. Underwriters or their counsel in qualifying the Stock under state and foreign securities or blue sky laws and in the review of the offering by the NASD, the Belgian Commission and EASDAQ.

          (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the U.S. Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

          (l) The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the U.S. Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 90 days following the commencement of the public offering of the Stock by the U.S. Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or
     (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the U.S. Underwriters pursuant to this Agreement, (B) the purchase by the Selling Securityholders of shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in footnote (1) to the table under the caption "The Offering" in the Preliminary Prospectus, and (C) the grant by the Company of options to purchase Common Stock under the Option Plans.

          (m) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Stock in such manner as would require the Company or any of the Subsidiaries to register as an investment company under the United States Investment Company Act of 1940.

          (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     7.   Indemnification and Contribution.

          (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Significant Selling Securityholders jointly and severally agree and the Selling Securityholders (other than the Significant Selling Securityholders) severally and not jointly agree to indemnify and hold harmless each U.S. Underwriter and each person (including each partner or officer thereof) who controls any U.S. Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and the Company and the Significant Selling Securityholders jointly and severally agree and the Selling Securityholders (other than the Significant Selling Securityholders) severally and not jointly agree to reimburse each such U.S. Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission and/or the Belgian Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any U.S. Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any U.S.

     Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such U.S. Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) each Selling Securityholder (other than the Significant Selling Securityholders) shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

          (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other U.S. Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other U.S. Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
     (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying U.S. Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each U.S. Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

          (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or
     (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the U.S. Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no U.S. Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such U.S. Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

          (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each U.S. Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such U.S. Underwriter or any person who controls such U.S. Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such U.S. Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (f) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph
     (b) of Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the net proceeds from the Stock sold by such Selling Securityholder to the U.S. Underwriters. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the U.S. Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended on Nasdaq or EASDAQ, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or any member country of the European Union or the declaration of war or a national emergency by the United States or any member country of the European Union on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the U.S. Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market or EASDAQ, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the U.S. Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by The Bank of England or any U.S. federal or New York State authorities or (vi) the taking of any action by The Bank of England or any U.S. federal, state or local government or agency in respect of its monetary or fiscal affairs which in the U.S. Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States or the European Union. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the U.S. Underwriters and no liability of the U.S. Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the U.S. Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Brobeck Hale and Dorr International, counsel for the U.S. Underwriters.

          (c) You shall have received from Fulbright & Jaworski L.L.P., U.S. counsel for the Company and certain of the Selling Securityholders, an opinion, addressed to the U.S. Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the U.S. Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (d) You shall have received from Nicholson Graham & Jones, U.K. counsel for the Company, an opinion, addressed to the U.S. Underwriters and dated the Closing Date, covering the matters set forth in Annex C hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the U.S. Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus,
     (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company and the Selling Securityholders herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable at the time of execution of this Agreement as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

          (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this Section 9 are true and correct.

          (g) You shall have received from KPMG a letter, addressed to the U.S. Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in such Original Letter since the date of such Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (i) Prior to the Closing Date, the Stock to be issued and sold by the Company and sold by the Selling Securityholders in the U.S. Offering shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance and the Stock to be issued and sold by the Company and sold by the Selling Securityholders in the International Offering shall have been duly authorized for listing by EASDAQ.

          (j) On or prior to the Closing Date, you shall have received from all Selling Securityholders and all directors and officers of the Company agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the U.S. Underwriters, such person or entity will not, for a period of 90 days following the commencement of the public offering of the Stock by the U.S. Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

          (k) The International Underwriting Agreement shall not have been terminated and all of the conditions set forth in Sections 8 and 9 thereof shall have been satisfied or waived.

          All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Brobeck Hale and Dorr International, counsel for the U.S. Underwriters, shall be satisfied that they comply in form and scope.

          In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the U.S. Underwriters and without liability of the U.S. Underwriters to the Company or the Selling Securityholders; provided, however, that
     (i) in the event of such termination, the Company agrees to indemnify and hold harmless the U.S. Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that
(a) the Registration Statement shall have become effective, (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission, (c) the International Prospectus shall have become effective on EASDAQ and no suspension thereof shall be in effect and (d) the International Underwriting Agreement shall not have been terminated and all of the conditions set forth in Sections 8 and 9 thereof shall have been satisfied or waived.

     In case any of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the U.S. Underwriters and without liability of the U.S. Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the U.S. Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders hereby jointly and severally agree to reimburse on a quarterly basis the U.S. Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several U.S. Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several U.S. Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several U.S. Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the U.S. Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, U.S.A.; and if to the Company, shall be mailed, telegraphed or delivered to 4Front Technologies, 4Front Technologies, Inc., 57A Hatton Garden, London EC1N 8JD, England; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of Anil Doshi at 4Front Technologies, Inc. at the above address. All notices given by telegraph shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any U.S. Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) of Section 6 hereof shall be of no further force or effect.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several U.S. Underwriters in accordance with its terms.

                                   Very truly yours,

                                   4FRONT TECHNOLOGIES, INC.



                                   By
                                      --------------------------
                                   [Name]
                                   [Title]

                                   SELLING SECURITYHOLDERS:
                                   [List Names]



                                   By
                                      --------------------------
                                   [Attorney-in-Fact]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
First Albany Corporation
Wheat First Securities, Inc.
Kaufman Bros., L.P.
  By Hambrecht & Quist LLC



By
   --------------------------
Managing Director

Acting on behalf of the several U.S. Underwriters, including themselves, named in Schedule I hereto.

                                    SCHEDULE I

                                U.S. UNDERWRITERS


                                                                    Number of
                                                                  Shares to be
U.S. Underwriters                                                    Purchased
-----------------                                                 ------------

Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . .
First Albany Corporation . . . . . . . . . . . . . . . . .
Wheat First Securities, Inc.  . . . . . . . . . . . . . . .
Kaufman Bros., L.P. . . . . . . . . . . . . . . . . . . . .

                                                                     ---------
          Total. . . . . . . . . . . . . . . . . . . . . .           3,200,000
                                                                     ---------
                                                                     ---------

                                   SCHEDULE II

                             SELLING SECURITYHOLDERS



                                                                    Number of
Name of                                                                 Shares
Selling Securityholders                                             to be Sold
-----------------------                                             ----------

The Claudius Trust . . . . . . . . . . . . . . . . . . . . . . .        64,000
Mark Ellis . . . . . . . . . . . . . . . . . . . . . . . . . . .        36,000
Peter Wellings . . . . . . . . . . . . . . . . . . . . . . . . .        33,840
Kenneth Newell . . . . . . . . . . . . . . . . . . . . . . . . .        32,000
Terence Burt . . . . . . . . . . . . . . . . . . . . . . . . . .        32,000
Stuart Doshi . . . . . . . . . . . . . . . . . . . . . . . . . .        32,000
Mark McVeigh . . . . . . . . . . . . . . . . . . . . . . . . . .        20,000
Joe Huard. . . . . . . . . . . . . . . . . . . . . . . . . . . .        19,200
Miller & Holguin . . . . . . . . . . . . . . . . . . . . . . . .        18,168
Chris Hervey . . . . . . . . . . . . . . . . . . . . . . . . . .        16,000
Simon Andrews. . . . . . . . . . . . . . . . . . . . . . . . . .        16,000
James Sutherland . . . . . . . . . . . . . . . . . . . . . . . .        12,800
Craig Kleinman . . . . . . . . . . . . . . . . . . . . . . . . .        12,000
Bruce Horowitz . . . . . . . . . . . . . . . . . . . . . . . . .        10,000
Marvin Susemihl. . . . . . . . . . . . . . . . . . . . . . . . .        10,000
Massoud Kharazian. . . . . . . . . . . . . . . . . . . . . . . .        10,000
Arthur Keith Ross. . . . . . . . . . . . . . . . . . . . . . . .         8,000
Peter Blowitz. . . . . . . . . . . . . . . . . . . . . . . . . .         8,000
Philip Mendonca. . . . . . . . . . . . . . . . . . . . . . . . .         8,000
Stephen McDonnell. . . . . . . . . . . . . . . . . . . . . . . .         8,000
Walter Hendricks . . . . . . . . . . . . . . . . . . . . . . . .         8,000
Andrew Gueritz . . . . . . . . . . . . . . . . . . . . . . . . .         6,000
Paul Banko . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,800
Keith Brackpool. . . . . . . . . . . . . . . . . . . . . . . . .         4,000
David Bampton. . . . . . . . . . . . . . . . . . . . . . . . . .         3,200
John Fox . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
Michael Seymour. . . . . . . . . . . . . . . . . . . . . . . . .         2,000
John Walduck . . . . . . . . . . . . . . . . . . . . . . . . . .         1,400
Marina McGovern. . . . . . . . . . . . . . . . . . . . . . . . .         1,400
Paul Leonard . . . . . . . . . . . . . . . . . . . . . . . . . .         1,400
Audrey Manning . . . . . . . . . . . . . . . . . . . . . . . . .         1,200
Lindsay Baugh. . . . . . . . . . . . . . . . . . . . . . . . . .         1,200
Tim Baugh. . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,200
Chris Arnold . . . . . . . . . . . . . . . . . . . . . . . . . .           800
Allison McKie. . . . . . . . . . . . . . . . . . . . . . . . . .           600
Amanda Williams. . . . . . . . . . . . . . . . . . . . . . . . .           600

                                                                     Number of
Name of                                                               Shares
Selling Securityholders                                             to be Sold
-----------------------
----------

Andrew Cowl. . . . . . . . . . . . . . . . . . . . . . . . . . .           600
Bryan Parnham. . . . . . . . . . . . . . . . . . . . . . . . . .           600
Claire Savage. . . . . . . . . . . . . . . . . . . . . . . . . .           600
Gary Rawlins . . . . . . . . . . . . . . . . . . . . . . . . . .           600
Jason Goddard. . . . . . . . . . . . . . . . . . . . . . . . . .           600
Keith Sponder. . . . . . . . . . . . . . . . . . . . . . . . . .           600
Lorna Reynolds . . . . . . . . . . . . . . . . . . . . . . . . .           600
Mayur Morjaria . . . . . . . . . . . . . . . . . . . . . . . . .           600
Paul Barrie. . . . . . . . . . . . . . . . . . . . . . . . . . .           600
Peter Lees . . . . . . . . . . . . . . . . . . . . . . . . . . .           600
Samantha Thompson. . . . . . . . . . . . . . . . . . . . . . . .           600
David Mullender. . . . . . . . . . . . . . . . . . . . . . . . .           400

        Total  . . . . . . . . . . . . . . . . . . . . . . .           452,808
                                                                       -------
                                                                       -------

                                     ANNEX A

                           SUBSIDIARIES OF THE COMPANY

Name                                                             Jurisdiction

                                      ANNEX B

                      Matters to be Covered in the Opinion of
                           Fulbright & Jaworski, L.L.P.,
                            U.S. Counsel for the Company
                     and certain of the Selling Securityholders


     i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

    ii) the authorized capital stock of the Company is as set forth in the Prospectus; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the U.S. Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, shareholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock being sold by the Company;

   iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

    iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and with the rules and regulations of the Commission thereunder;

     v) the information required to be set forth in the Registration Statement in answer to Items 9 and 10 (insofar as it relates to such counsel) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and, the description of the Company's stock option plans and the options granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

    vi) such counsel does not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

   vii) each of the U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company;

  viii) each of the U.S. Underwriting Agreement and the International Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholders and the Custody Agreement between the Selling Securityholders and the Company, as Custodian, and the Power of Attorney referred to in such Custody Agreement and, if applicable, the relevant option exercise instructions, have been duly executed and delivered by the several Selling Securityholders;

    ix) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the U.S. Underwriting Agreement and the International Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     x) to such counsel's knowledge, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company are set forth on the schedule attached to such opinion. Such securityholders have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or the securityholders having such rights are including all or a portion of such securities in the Registration Statement;

    xi) upon delivery of the shares of Stock to be sold by the Selling Securityholders pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, and payment therefor as contemplated therein, and assuming for the purpose of this opinion that the U.S. Underwriters and International Managers purchased the same in good faith without notice of any adverse claims, within the meaning of the Uniform Commercial Code in effect in the State of New York (the "UCC"), the U.S. Underwriters and International Managers will acquire title to the Stock purchased by them from the Selling Securityholders free and clear of any adverse claim (within the meaning of section 8-302 of the UCC);

   xii) based insofar as factual matters with respect to the stock to be sold by the Selling Securityholders are concerned solely upon certificates of the Selling Securityholders, the accuracy of which such counsel have no reason to question, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act, the EASDAQ Rules and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters; and

  xiii) the Stock issued and sold by the Company and the Selling Securityholders in the U.S. Offering will be duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

                       ------------------------------------


Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     ANNEX C

                     Matters to be Covered in the Opinion of
                            Nicholson Graham & James,
                           U.K. Counsel for the Company

     (i) Each of [list UK subsidiaries] (the "U.K. Subsidiaries") is duly incorporated or organized under the laws of England and Wales with full power and authority under its Memorandum and Articles of Association to own or lease its properties and conduct its business as described in the Registration Statement; no order or resolution for the winding-up of any of the U.K. Subsidiaries has been issued and no notice of appointment in respect of any of the U.K. Subsidiaries of a liquidator, receiver, administrative receiver or administrator has been given; the U.K. Subsidiaries are duly qualified to transact business in the United Kingdom; the issued share capital of each of the U.K. Subsidiaries has been duly authorised and validly issued and is fully paid and not subject to further calls for funds and the issued share capital of each of the U.K. Subsidiaries is owned by the Company; the issued share capital of each of the U.K. Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims; and there are no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any share capital or of ownership interests in any of the U.K. Subsidiaries;

     (ii) The execution and delivery by the Company of the Underwriting Agreement and the issue and sale by the Company of the shares of Stock sold by the Company as contemplated thereby will not conflict with, or result in a breach of, the Memorandum and Articles of Association of any of the U.K. Subsidiaries or any agreement or instrument known to such counsel to which any of the U.K. subsidiaries is a party or any applicable U.K.or European Union law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality and no consent, approval authorization, filing or order of, or qualification with, any U.K. Governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement.

     (iii) The Prospectus has been approved by the Belgian Commission and has become effective under the EASDAQ Rules and, to the best of such counsel's knowledge, no withdrawal of the approval of the International Prospectus or suspension preventing the use of the International Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Belgian Commission;

     (iv) The Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) complies as to form in all material respects with the requirements of the Belgian Commission and the EASDAQ Rules; and

     (v) The Stock to be issued and sold by the Company and to be sold by the Selling Securityholders in the International Offering has been duly authorized for listing by EASDAQ.